Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES PUBLIC OFFERING OF

7.5% SERIES H CUMULATIVE REDEEMABLE PREFERRED SHARES

BETHESDA, MD, January 19, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced it has priced an underwritten public offering of 2,600,000 7.5% Series H Cumulative Redeemable Preferred Shares at a price of $25.00 per share for gross proceeds of $65.0 million. The underwriters have been granted a 30-day right, from the date hereof, to purchase up to 390,000 additional Series H Preferred Shares to cover overallotments, if any.

The Company intends to use the net proceeds from the offering, which are expected to be approximately $62.8 million (without giving effect to the exercise of the underwriters’ overallotment option) for one or more of the following purposes: to redeem its outstanding Series B Preferred Shares, to reduce amounts outstanding under its senior unsecured credit facility, and for future acquisitions, working capital and other general corporate purposes, including redemptions of other outstanding series of preferred shares.

Wells Fargo Securities, BofA Merrill Lynch, Raymond James and RBS are serving as the underwriters for the offering. Copies of the preliminary prospectus supplement, final prospectus supplement (when available) and base prospectus relating to these securities may be obtained from (a) Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attn: Syndicate Operations, 1-800-326-5897, email: prospectus.specialrequests@wachovia.com., (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 100 West 33rd Street, 3rd Floor, New York, New York 10001, Attn: Prospectus Department; email: dg.prospectus_requests@baml.com, or by calling toll-free at 1-800-294-1322, (c) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free at 1-800-248-8863, or (d) RBS Securities Inc., 600 Washington Blvd., Stamford, Connecticut 06901, Attention: Debt Capital Markets Syndicate, or by calling toll-free at 1-866-884-2071.

A registration statement relating to the shares became effective upon filing with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the shares, nor shall there be any sale of the shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 34 upscale full-service hotels, totaling over 8,500 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts and JRK Hotel Group, Inc.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statement in this press release include statements about the use of proceeds from the offering. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, potential unionizations, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Michael Barnello or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500